EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report, dated May 22, 2009, accompanying the consolidated financial statements and schedule included in the Annual Report of Brazauro Resources Corporation on Form 20-F for the year ended January 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statements of Brazauro Resources Corporation on Form S-8 (File Nos. 333-147577 and 333-139278).

Vancouver, Canada	“Morgan & Company”

May 22, 2009	Chartered Accountants